
<ARTICLE> 5
<MULTIPLIER> 1

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       2,095,449
<SECURITIES>                               135,286,220
<RECEIVABLES>                                7,428,273
<ALLOWANCES>                                 (309,746)
<INVENTORY>                                          0
<CURRENT-ASSETS>                           154,199,363
<PP&E>                                      17,444,401
<DEPRECIATION>                               4,265,064
<TOTAL-ASSETS>                             176,208,762
<CURRENT-LIABILITIES>                       88,418,296
<BONDS>                                     48,212,727
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,309,031
<OTHER-SE>                                  36,268,708
<TOTAL-LIABILITY-AND-EQUITY>               176,208,762
<SALES>                                     25,102,166
<TOTAL-REVENUES>                            33,552,135
<CGS>                                       16,471,348
<TOTAL-COSTS>                               16,471,348
<OTHER-EXPENSES>                             5,767,808
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           5,116,414
<INCOME-PRETAX>                              6,196,565
<INCOME-TAX>                                 1,739,616
<INCOME-CONTINUING>                          4,456,949
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,456,949
<EPS-PRIMARY>                                     1.29
<EPS-DILUTED>                                     1.12


    Note: The Company has restated earnings per share to comply with the provisions of SFAS No. 128. Basic earnings per share for the years ended December 31, 1996 and 1995 were restated to $1.56 and $1.49, respectively. Diluted earnings per share for the years ended December 31, 1996 and 1995 were restated to $1.22 and $1.17, respectively.
